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                                                                 Exhibit (a)(12)



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                                WARRANT AGREEMENT

                                     BETWEEN

                                      TOTAL

                                       AND

                              THE BANK OF NEW YORK
















                            -------------------------

                            DATED AS OF JUNE 4, 1999

                            -------------------------




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                                TABLE OF CONTENTS

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
Section 1.        Certain Definitions....................................................................2
Section 2.        Appointment of Warrant Agent...........................................................3
Section 3.        Form of Warrant Certificates...........................................................3
Section 4.        Countersignature and Registration......................................................4
Section 5.        Transfer, Split Up, Combination and Exchange of Warrant Certificates;
                  Mutilated, Destroyed, Lost or Stolen Warrant Certificates..............................4
Section 6.        Exercise of Total Warrants; Exercise Price; Expiration Date of Total Warrants..........5
Section 7.        Cancellation and Destruction of Warrant Certificates...................................6
Section 8.        Reservation and Availability of Total Shares and Total ADSs - Listing..................7
Section 9.        Holders of Record of Total ADSs........................................................7
Section 10.       Adjustment of Exercise Price, Number of Total ADSs or Number of Total Shares...........8
Section 11.       Certification of Adjusted Exercise Price or Number of Total ADSs......................13
Section 12.       Reclassification, Consolidation, Merger, Combination, Sale or Conveyance .............13
Section 13.       Fractional Total Warrants and Fractional Total ADSs...................................14
Section 14.       Right of Action.......................................................................15
Section 15.       Agreement of Warrant Certificate Holders..............................................16
Section 16.       Warrant Certificate Holder Not Deemed a Stockholder...................................16
Section 17.       Concerning the Warrant Agent..........................................................17
Section 18.       Merger or Consolidation or Change of Name of Warrant Agent............................17
Section 19.       Duties of Warrant Agent...............................................................18
Section 20.       Change of Warrant Agent...............................................................20
Section 21.       Issuance of New Warrant Certificates..................................................20
Section 22.       Purchase of Total Warrants by Total...................................................21
Section 23.       Notice of Proposed Actions............................................................21
Section 24.       Notices...............................................................................21
Section 25.       Supplements and Amendments............................................................22
Section 26.       Reports...............................................................................23
Section 27.       Successors............................................................................23
Section 28.       Benefits of this Warrant Agreement....................................................23
Section 29.       Governing Law.........................................................................23
Section 30.       Counterparts..........................................................................23
Section 31.       Captions..............................................................................23

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                                WARRANT AGREEMENT

         This Warrant Agreement (the "Warrant Agreement") dated as of June 4, 1999, between Total, a societe anonyme organized under the laws of the Republic of France ("Total"), and The Bank of New York, a New York banking corporation (the "Warrant Agent").

                               W I T N E S S E T H

         WHEREAS, Total has made an exchange offer (the "Exchange Offer") to acquire each warrant ("PetroFina Warrant") issued by PetroFina S.A., a societe anonyme organized under the laws of Belgium ("PetroFina"), pursuant to Warrant Agreement dated as of August 5, 1998 between PetroFina and Citibank, N.A., a national bank organized under the laws of the United States.

         WHEREAS, in accordance with the Exchange Offer and upon the terms and subject to the conditions hereinafter set forth, Total will issue, in exchange for each outstanding PetroFina Warrant properly tendered by the holder thereof a Total warrant ("Total Warrant") entitling the holder thereof to purchase one Total American depositary share ("Total ADS"), which represents one-half of one Total Share. In addition, each Total Share newly issued for the purpose of the exchange offer will be accompanied by a detached coupon called VVPR-Strip (as defined below), unless waived.

         WHEREAS, upon the terms and subject to the conditions hereinafter set forth, Total may issue Total Warrants in exchange for PetroFina Warrants remaining outstanding after the Exchange Offer;

         WHEREAS, the Total ADSs will be issued pursuant to a Deposit Agreement dated as of October 31, 1991, as amended and restated as of July 30, 1993, as further amended and restated as of May 6, 1999, (the "Deposit Agreement") among Total, The Bank of New York, in its capacity as Depositary (the "Depositary") and all holders of Total ADSs issued thereunder; and

         WHEREAS, Total wishes the Warrant Agent to act on behalf of Total, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of Total Warrants;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         SECTION 1.        CERTAIN DEFINITIONS.

                  For purposes of this Warrant Agreement, the following terms have the meanings indicated:

                  (a) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

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                  (b) "Close of Business" on any given date shall mean 5:00
         P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (c) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, limited liability company, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

                  (d) "Total Share" shall mean each share of common stock of Total with a nominal value of FF50.

                  (e) "Trading Day" shall mean, with respect to any security, a day on which the principal foreign or national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any foreign or national securities exchange, any Business Day.

                  (f) "VVPR-Strip" shall mean a certificate accompanying each newly issued Total Share issued for the purposes of the Exchange Offer. A VVPR-Strip entitles its holder who is a tax payer resident of Belgium or a non-profit organization taxable in Belgium to receive a reduction from 25% to 15% of the withholding tax rate applicable to future dividends paid by Total.

         SECTION 2.        APPOINTMENT OF WARRANT AGENT.

                  Total hereby appoints the Warrant Agent to act as agent for Total in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment. Total may, with the prior written consent of the Warrant Agent (it being understood that the Warrant Agent must act in good faith whenever it withholds such consent), from time to time appoint such co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable upon ten days' prior written notice to the Warrant Agent. The Warrant Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Warrant Agent.

         SECTION 3.        FORM OF WARRANT CERTIFICATES.

                  The certificates evidencing the Total Warrants (the "Warrant Certificates") (together with the form of election to purchase Total ADSs and the form of assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially in the form of Exhibit 1 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as Total may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. The Warrant Certificates shall be in a machine readable format and in a form reasonably satisfactory to the Warrant Agent. Subject to the provisions of Section 21 hereof, each Warrant Certificate, if issued pursuant to the Exchange Offer, shall be dated the date the exchange is effective pursuant to the Exchange Offer, and if subsequently issued, shall be dated the date of such issuance, show the date of countersignature, and on its face shall specify the number of Total Warrants

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evidenced by such Warrant Certificate. As specified in such Warrant Certificate, each Total Warrant shall entitle the holder thereof to purchase one Total ADS at an initial exercise price of US $46.94 (the "Exercise Price"), but the number of such Total ADSs (and any other securities or property purchasable together therewith or in lieu thereof as set forth in Sections 10 or 12 hereof) and the Exercise Price shall be subject to the adjustments as provided herein.

         SECTION 4.        COUNTERSIGNATURE AND REGISTRATION.

                  The Warrant Certificates shall be executed on behalf of Total by any authorized officer of Total, which shall be an officer acting in one of the capacities set forth in Exhibit A, (an "Authorized Officer") which need not be the same authorized signatory for all of the Warrant Certificates, either manually or by facsimile signature. The Warrant Certificates shall be countersigned by the Warrant Agent, either manually or by facsimile signature, which need not be the same signatory for all of the Warrant Certificates and shall not be valid for any purpose unless so countersigned. In case any Authorized Officer of Total who shall have signed any of the Warrant Certificates shall cease to be such Authorized Officer of Total before countersignature by the Warrant Agent and issuance and delivery by Total, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of Total; and any Warrant Certificate may be signed on behalf of Total by any person who, at the actual date of the execution of such Warrant Certificate, shall be an Authorized Officer of Total authorized to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an Authorized Officer.

                  The Warrant Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Total Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

         SECTION 5. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF WARRANT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN WARRANT CERTIFICATES.

                  Subject to the provisions of Section 13 hereof, at any time after the Close of Business on the date hereof, and at or prior to the Close of Business on the Expiration Date (as defined below), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates entitling the registered holder to purchase a like number of Total ADSs as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender to the Warrant Agent the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged and in the case of transfer, the holder shall provide a signature guarantee. Thereupon, the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. Total and the Warrant Agent may require payment, by the holder of Warrants requesting a transfer, split-up, combination or exchange of a Warrant Certificate, of a sum sufficient to cover any tax or governmental charge that may be

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imposed in connection with such transfer, split up, combination or exchange of
Warrant Certificates, together with reimbursement to Total and the Warrant Agent of all reasonable expenses incidental thereto.

                  Upon receipt by Total and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to Total and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant Agent and cancellation of the Warrant Certificate if mutilated, Total will make and deliver, or will cause to be made and delivered, a new Warrant Certificate of like tenor to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

         SECTION 6.        EXERCISE OF TOTAL WARRANTS; EXERCISE PRICE;
                           EXPIRATION DATE OF TOTAL WARRANTS.

                  (a) Subject to Section 6(c) below, the registered holder of any Warrant Certificate may exercise the Total Warrants evidenced thereby only in units of two warrants or any integral multiple thereof upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the Corporate Trust Office of the Warrant Agent set forth in
         Section 24 hereof, along with a signature guarantee in the case of a transfer, and such other and further documentation as the Warrant Agent may reasonably request, together with payment of the Exercise Price for each Total ADS as to which the Total Warrants are exercised, at any time prior to the Close of Business on August 5, 2003, (the "Expiration Date"). Total Warrants not exercised prior to the Close of Business on the Expiration Date shall become void and of no value.

                  (b) The Exercise Price for each Total ADS pursuant to the exercise of Total Warrants initially shall be $46.94, subject to adjustment from time to time as provided in Section 10 hereof. The Exercise Price shall be payable in lawful money of the United States of America.

                  (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price, for the Total ADSs to be purchased, and an amount equal to any applicable tax or governmental charge referred to in Section 8, by certified check or bank draft payable in lawful money of the United States of America to the order of the Warrant Agent for Total's account, the Warrant Agent shall thereupon promptly notify Total in writing of such exercise.

                  (d) Upon exercise of any Total Warrants in accordance with the foregoing provisions, (a) Total shall (i) issue (or cause to be issued) the requisite number of Total Shares issuable upon such exercise of such Total Warrants (subject to clause (g) below), (ii) cause such Total Shares to be deposited with the Custodian (as defined in the Deposit Agreement) in accordance with the terms of the Deposit Agreement, (iii) subject to the following paragraph, deliver the VVPR-Strip to the Warrant Agent with instructions for the Warrant Agent to deliver any such VVPR-Strips to the record holders exercising Total Warrants, and (iv) deliver, if applicable, as calculated by the Warrant Agent in accordance with Section 13(b), the amount of cash to be delivered in lieu of fractional

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         Total ADSs to the holder exercising Total Warrants; and (b) the Warrant
         Agent shall (i) request from the Depositary certificates for the number of whole Total ADSs to be purchased and (ii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate.

                  (e) Total shall not deliver the VVPR-Strips to the Warrant Agent for delivery of same to a record holder exercising Total Warrants unless such holder requests, in writing, that the Warrant Agent deliver such VVPR-Strips to or upon his order at a specified address, which is capable of receiving physical property. If the Warrant Agent does not receive such written request with the form of election specified in
         Section 6(a), the record holder is deemed to waive any rights to such VVPR- Strips and Total shall cancel the same.

                  (f) The Warrant Agent is authorized and directed to accept instructions to exercise Total Warrants and to take delivery of such Total Warrants through any book-entry system in which the Total Warrants may be held.

                  (g) All payments received upon exercise of Total Warrants shall be promptly delivered to Total by the Warrant Agent as reasonably instructed in writing by Total. In case the registered holder of any Warrant Certificate shall exercise less than all Total Warrants evidenced thereby, a new Warrant Certificate evidencing Total Warrants equivalent to the Total Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

                  (h) If a Total Warrant is exercised in any year prior to the payment by Total of its dividend for the immediately preceding fiscal year, the Total Shares issuable by Total upon such exercise shall be entitled to the payment of such dividend; provided that the holder of ADSs is a holder of record on the record date fixed pursuant to Section
         4.06 of the Deposit Agreement dated as of October 30, 1991, as amended and restated as of September 30, 1993, as further amended and restated as of May 6, 1999 between Total and The Bank of New York, as Depositary.

         SECTION 7.        CANCELLATION AND DESTRUCTION OF WARRANT CERTIFICATES.

                  All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to Total or to any of its agents, be delivered to the Warrant Agent for cancellation or in canceled form, or, if surrendered to the Warrant Agent, shall be canceled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. Total shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by Total otherwise than upon the exercise thereof. Upon Total's written request, the Warrant Agent shall deliver all canceled Warrant Certificates to Total.

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         SECTION 8.        RESERVATION AND AVAILABILITY OF TOTAL SHARES AND
                           TOTAL ADSs - LISTING.

                  Total covenants and agrees that it will issue Total Shares promptly following exercise of the Total Warrants and, when applicable, keep sufficient cash available for payment in lieu of fractional Total ADSs. Total further covenants that such Total Shares have been registered under the Securities Act of 1933.

                  The Warrant Agent may assume that any Warrant exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

                  Total covenants and agrees that it will use its best efforts to cause the Total ADSs issuable upon the exercise of the Total Warrants to continue to be listed on the NYSE (as defined below). To the extent that such Total ADSs cannot continue to be listed on the NYSE, Total shall use its best efforts to cause the Total ADSs to be quoted on NASDAQ (as defined below) and to maintain such listing.

                  Total covenants and agrees that it will take all such actions as may be necessary to insure that all Total ADSs delivered upon exercise of Total Warrants and all of the Total Shares represented thereby shall, at the time of delivery of the certificates for such Total ADSs, be duly authorized, validly issued, fully paid and nonassessable.

                  Total further covenants and agrees that it will pay when due and payable any and all recording, transfer and similar taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing Total ADSs upon exercise of the Warrant Certificate or other securities or other property issuable hereunder. Total shall not, however, be required (i) to pay any tax or governmental charge which may be payable in respect of any transfer involved in (a) the transfer or delivery of Warrant Certificates or (b) the issuance or delivery of certificates for Total ADSs in a name other than that of the registered holder of a Warrant Certificate surrendered for exercise or (ii) to issue or deliver any certificate for Total ADSs upon the exercise of any Total Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to Total's satisfaction that no such tax or governmental charge is due. The Warrant Agent shall not be liable for any recording, transfer and similar taxes and charges.

         SECTION 9.        HOLDERS OF RECORD OF TOTAL ADSs.

                  Upon issuance of ADSs by the Depositary, the holder of a Warrant Certificate shall be deemed to be the holder of record of the Total ADSs issuable upon such exercise, notwithstanding that the Total ADS transfer books shall then be closed or that certificates representing such Total ADSs shall not then be actually delivered to the holder of such Warrant Certificate.

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         SECTION 10.       ADJUSTMENT OF EXERCISE PRICE, NUMBER OF TOTAL ADSS
                           OR NUMBER OF TOTAL SHARES.

                  The Exercise Price and the number of Total ADSs issuable upon exercise of each Total Warrant are subject to adjustment from time to time as provided in this Section 10.

                  (a) Stock Dividend; Stock Splits; Reverse Stock Splits; Reclassifications. In the event Total shall at any time after the date of this Warrant Agreement (i) pay a dividend or make any other distribution with respect to the Total Shares in shares of any class of capital stock of Total, (ii) subdivide the outstanding Total Shares into a greater number of Total Shares, (iii) combine the outstanding Total Shares into a smaller number of Total Shares, (iv) change the number of Total Shares represented by each Total ADS, or (v) issue any shares of capital stock in a reclassification of Total Shares (other than a reclassification in connection with a consolidation, merger or other business combination which will be governed by Section 12), the number and kind of shares of capital stock issuable upon exercise of each Total Warrant on such date shall be proportionately adjusted so that the holder of any Total Warrant exercised after such time shall be entitled to receive ADSs representing the aggregate number and kind of shares of capital stock which, if such Total Warrant had been exercised immediately prior to such date and at a time when the Total ADS transfer books were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, change or reclassification. Whenever the number of Total ADSs purchasable upon exercise of each Total Warrant is adjusted pursuant to this Section 10(a), the Exercise Price of such Total Warrant shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Total ADSs purchasable upon the exercise of each Total Warrant immediately prior to such adjustment and denominator of which shall be the number of Total ADSs so purchasable immediately thereafter.

                  (b) Rights; Options; Warrants. In the event Total shall at any time after the date of this Warrant Agreement issue rights, options, warrants or convertible or exchangeable securities (other than a convertible or exchangeable security subject to Section 10(a)) to all holders of Total Shares (such rights, options, warrants or convertible or exchangeable securities not being available to holders of Total Warrants) entitling them to subscribe for or purchase Total Shares at a price per Total Share (or having a conversion, exercise or exchange price per share, in the case of a security convertible into or exercisable or exchangeable for Total Shares) less than the Current Market Price (as defined in Section 10(e)) per Total Share on the date of such issuance, the Exercise Price to be in effect after the record date therefor shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator shall be the number of Total Shares outstanding on such record date plus the number of Total Shares which the aggregate offering price of the total number of Total Shares so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the Total Shares outstanding on such record date plus the number of additional Total Shares to be offered for subscription or purchase (or into which the convertible, exercisable or

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
         exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of Total, whose determination shall be described in a statement filed with the Warrant Agent. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 10(b), each Total Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Total ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of Total ADSs covered by a Total Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and
         (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (c) Distributions of Debt, Assets, Subscription Rights or Convertible Securities. In the event Total shall at any time after the date of this Warrant Agreement pay a dividend or make a distribution (other than cash dividends payable in the ordinary course of business in accordance with French Company Law pursuant to a decision of Total ordinary general meeting of shareholders and dividends or distributions referred to in Section 10(a) above) of evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 10(b) above), the Exercise Price to be in effect after the record date therefor shall be determined by multiplying (i) the Exercise Price in effect immediately prior to such record date by (ii) a fraction of which the numerator shall be the Current Market Price (as defined in Section 10(e)) per share of Total on such record date, less the fair market value (as determined in good faith by the Board of Directors of Total, whose determination shall be described in a statement filed with the Warrant Agent) of such distribution applicable to one Total Share, and of which the denominator shall be such Current Market Price per share of Total. Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 10(c), each Total Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Total ADSs (calculated to the nearest one-thousandth) obtained by (i) multiplying (x) the number of Total ADSs covered by a Total Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

                  (d) Issuance of Common Stock at Lower Values. In the event Total shall at any time after the date of this Warrant Agreement, in a transaction in which Sections 10 (a), (b) and (c) are not applicable, issue or sell Total Shares, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Total Shares, at a price per Total Share (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (A) the total amount receivable by Total in consideration of the issuance and sale of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to Total upon exercise, conversion or exchange thereof, by (B) the total number of Total Shares covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the Current Market Price (as defined in
         Section 10 (e)) per

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
         Total Share in effect immediately prior to such sale or issuance, then the number of Total ADSs thereafter purchasable upon the exercise of each Total Warrant shall be determined by multiplying the number of Total ADSs theretofore purchasable upon exercise of such Total Warrant by a fraction, the numerator of which shall be the number of Total Shares outstanding immediately after such sale or issuance and the denominator of which shall be the number of Total Shares outstanding immediately prior to such sale or issuance plus the number of Total Shares which the aggregate consideration received (determined as provided below) for such sale or issuance would purchase at such Current Market Price per Total Share. Such adjustment shall be made successively whenever any such sale or issuance is made. For purposes of this Section, the Total Shares which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by Total therefor shall be deemed to be the consideration received by Total for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premium stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the Total Shares covered thereby. Whenever the number of Total ADSs purchasable upon exercise of each Total Warrant is adjusted pursuant to this Section 10(d), the Exercise Price of such Total Warrant shall be adjusted so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction the numerator of which shall be the number of Total ADSs purchasable upon the exercise of each Total Warrant immediately prior to such adjustment and the denominator of which shall be the number of Total ADSs so purchasable immediately thereafter.

                           In case Total shall issue and sell Total Shares or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Total Shares for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per Total Share" and the "consideration" receivable by or payable to Total for purposes of the first sentence of this Section 10(d), the Board of Directors of Total shall determine, in good faith, the fair value of such property, which determination shall be evidenced by a resolution of the Board of Directors of Total. In case Total shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase Total Shares, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per Total Share" and the "consideration" receivable by or payable to for purposes of the first sentence of this
         Section 10 (d), the Board of Directors of Total shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit which determination shall be evidenced by a resolution of the Board of Directors of Total.

                  (e) For the purpose of any computation hereunder, the "Current Market Price" per Total Share on any date shall be deemed to be the average of the daily Closing Prices per Total Share for the 10 consecutive Trading Days immediately prior to such date. The "Closing Price" per Total Share for each day shall be the last sale price on the Paris Stock Exchange. If on any such Trading Day or Days such securities are not quoted by the Paris Stock Exchange, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the Total Shares are not so listed or traded, the "Current Market Price" per Total Share shall be deemed to be the fair value per Total Share as determined in good faith by the Board of Directors of Total, whose determination shall be described in a statement filed with the Warrant Agent, based on (a) the most recently completed arm's-length transaction between Total and a Person other than an affiliate of Total, the closing of which occurred on such date or within the three-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the Warrant Agent.

                  (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 10(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent, the nearest two- thousandth of a Total Share or the nearest one-thousandth of a Total ADS, as the case may be. Notwithstanding the first sentence of this Section 10(f), any adjustment required by this
         Section 10 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

                  (g) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any Total Warrant thereafter exercised shall become entitled to receive any shares of capital stock of Total other than Total ADSs, the number of such other shares so receivable upon exercise of any Total Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 10(a) through (f) inclusive, and the provisions of Sections 6, 8, 9 and 12 with respect to the Total ADSs shall apply on like terms to any such other shares.

                  (h) Expiration of Rights, Options and Conversion Privileges. Upon the expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the Exercise Price and the number of Total ADSs or Total Shares issuable upon the exercise of each Total Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only Total Shares so issued were the Total Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such Total Shares, if any, were issued or sold for the consideration actually received by Total upon such exercise plus the consideration, if any, actually received by Total for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of Total ADSs or Total Shares issuable upon exercise of each Total Warrant by a number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

                  (i) All Total Warrants originally issued by Total subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Total ADSs purchasable from time to time hereunder upon exercise of the Total Warrants, all subject to further adjustment as provided herein.

                  (j) Irrespective of any adjustment or change in the Exercise Price or the number of Total ADSs issuable upon the exercise of the Total Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per Total ADS and the number of Total ADSs which were expressed upon the initial Warrant Certificates issued hereunder.

                  (k) Total agrees that it will not, by amendment of its status or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Total.

                  (l) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, Total may elect to defer until the occurrence of such event the issuance to the holder of any Total Warrant exercised after such record date the Total ADSs or other capital stock of Total issuable upon such exercise over and above the amount of Total ADSs or other capital stock of Total, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that Total shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional Total ADSs or other capital stock of Total upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 10 to the contrary notwithstanding, Total shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for United States federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

                  (n) If any event occurs as to which the foregoing provisions of this Section 10 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board of Directors of Total, fairly and adequately protect the purchase rights of the Total Warrants in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of increasing the Exercise Price or decreasing the number of Total ADSs issuable upon exercise of any Total Warrant.

                  (o) Notwithstanding anything in this Agreement to the contrary, (i) the issuance of Total Shares, Total ADSs and Total Warrants in connection with the exchange offers made in the United States of America and in Belgium pursuant to Total prospectuses dated May 6, 1999 for such securities, including without limitation, issuances as a result of the portion of the offer scheduled to expire June 4, 1999, or any reopening or extension of such offer, and issuances of Total securities pursuant to any of the Total Warrants and
         (ii) the issuance of Total Shares upon the exercise of options presently held by Total's employees described in item 12 "Options to Purchase Securities from Registrant or Subsidiaries" in Total's Amendment No.1 to Form 20-F for the year ended December 31, 1998, as filed with the Securities and Exchange Commission on April 30, 1999, shall not be deemed to require any adjustment pursuant to the terms of this Section 10 or any notice pursuant to Section 23 of this Agreement.

         SECTION 11. CERTIFICATION OF ADJUSTED EXERCISE PRICE OR NUMBER OF TOTAL ADSs.

                  Whenever the Exercise Price or the number of Total ADSs issuable upon the exercise of each Total Warrant is adjusted as provided in Sections 10 or 12, Total shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of Total ADSs issuable upon exercise of each Total Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Warrant Agent and with each transfer agent for the Total ADSs a copy of such certificate and
(c) mail, or cause to be mailed, a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 24.

                  The Warrant Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

         SECTION 12. RECLASSIFICATION, CONSOLIDATION, MERGER, COMBINATION, SALE OR CONVEYANCE.

                  In case any of the following shall occur while any Total Warrants are outstanding: (i) any consolidation, merger or combination of Total with or into another corporation as a result of which holders of Total Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Total Shares, or (ii) any sale or conveyance of all or substantially all of the property or assets of Total to any other entity as a result of which holders of Total Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Total Shares, then Total, or such successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Warrant Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the Total Warrants then outstanding shall have the right at any time thereafter, upon exercise of such Total Warrants, to receive the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of Total Shares represented by the Total ADSs issuable upon exercise of such Total Warrant immediately prior to such consolidation, combination, merger, sale or conveyance.

                  If the holders of the Total Shares may elect from choices the kind or amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance, then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the Total Warrant, which specification shall be made by the holder of the Total Warrant by the later of (i) 10 Trading Days after the holder of the Total Warrant is provided with a final version of all information required by law or regulation to be furnished to holders of the Total Shares concerning such choice, or if no such information is required, 10 Trading Days after Total notified the holder of the Total Warrant of all material facts concerning such specification and (ii) the last time at which holders of Total Shares are permitted to make their specification known to Total. If the holder of the Total Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of Total Shares not affiliated with Total or any other party to the consolidation, merger, combination, sale or conveyance. Such new Total Warrants shall provide for adjustments which, for events subsequent to the effective date of such new Total Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 and this Section 12.

                  Total shall mail, or cause to be mailed, by first-class mail, postage prepaid, to each registered holder of a Total Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10. The Warrant Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of Total Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

                  The above provisions of this Section 12 shall similarly apply to successive consolidations, mergers, combinations, sales or conveyances.

         SECTION 13.       FRACTIONAL TOTAL WARRANTS AND FRACTIONAL TOTAL ADSs.

                  (a) Neither Total nor the Warrant Agent shall be required to issue fractions of Total Warrants or to distribute Warrant Certificates which evidence fractional Total Warrants. In lieu of such fractional Total Warrants, there shall be paid to the persons to whom Warrant Certificates representing such fractional Total Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a Total Warrant multiplied by the Current Market Price per whole Total Warrant. For the purpose of any computation under this Section 13(a), "Current Market Price" per Total Warrant on any date shall be deemed to be the average of the daily Closing Prices per Total Warrant for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per Total Warrant for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. ("NYSE") or, if such Total Warrants are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the Total Warrants are not so listed or traded, the "Current Market Price" per Total Warrant shall be deemed to be the fair value per Total Warrant as determined in good faith by the Board of Directors of Total, whose determination shall be described in a statement filed with the Warrant Agent.

                  (b) Neither Total nor the Depositary shall be required to issue fractions of Total ADSs upon exercise of Total Warrants or to distribute Total ADS certificates which evidence fractional Total ADSs. In lieu of fractional Total ADSs, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a Total ADS multiplied by the Current Market Price per Total ADS. For the purpose of any computation under this Section 13(b), "Current Market Price" per Total ADS on any date shall be deemed to be the average of the daily Closing Prices per Total ADS for the 10 consecutive Trading Days immediately prior to such date. The Closing Price per Total ADS for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Total ADSs are not listed on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over the counter market, as reported by NASDAQ. If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 10 Trading Day period on which such securities are so quoted. If the Total ADSs are not so listed or traded, the "Current Market Price" per Total ADS shall be deemed to be the fair value per Total ADS as determined in good faith by the Board of Directors of Total, whose determination shall be described in a statement filed with the Warrant Agent, based on (a) the most recently completed arm's-length transaction between Total and a Person other than an affiliate of Total, the closing of which occurred on such date or within the three-month period preceding such date, or
         (b) if no such transaction shall have occurred on such date or within such three-month period, the value of the security as determined by an independent financial expert selected by such Board and reasonably acceptable to the Warrant Agent.

                  (c) The holder of a Total Warrant by the acceptance of the Total Warrant expressly waives his right to receive any fractional Total Warrant or any fractional Total ADS upon exercise of a Total Warrant (but not to the cash payment required to be made by Total in lieu thereof in accordance with this Section 13).

         SECTION 14.       RIGHT OF ACTION.

                  All rights of action in respect of this Warrant Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any

Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against Total to enforce, or otherwise act in respect of, such holder's right to exercise the Total Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Warrant Agreement.

         SECTION 15.       AGREEMENT OF WARRANT CERTIFICATE HOLDERS.

                  Every holder of a Warrant Certificate by accepting the same consents and agrees with Total and the Warrant Agent and with every other holder of a Warrant Certificate that:

                  (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the designated office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, along with a signature guarantee and such other and further documentation as the Warrant Agent may reasonably request; and

                  (b) Total and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Total Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than Total or the Warrant Agent) for all purposes whatsoever, and neither Total nor the Warrant Agent shall be affected by any notice to the contrary.

                  (c) notwithstanding anything in this Warrant Agreement to the contrary, neither Total nor the Warrant Agent shall have any liability to any holder of a Warrant or other person as a result of its inability to perform any of its obligations under this Warrant Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation; provided that Total must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 16.       WARRANT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER.

                  No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, Total ADSs or Total Shares or any other securities of Total which may at any time be issuable on the exercise or conversion of the Total Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant Certificate, as such, any of the rights of a stockholder of Total or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 23), or to receive dividends or distributions or subscription rights, or otherwise, until the Total Warrant or Total Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 17.       CONCERNING THE WARRANT AGENT.

                  (a) Total agrees to pay to the Warrant Agent such compensation as shall be agreed in writing between Total and the Warrant Agent for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable out-of-pocket expenses and counsel fees and other reasonable disbursements incurred in the administration and execution of this Warrant Agreement and the exercise and performance of its duties hereunder. Total also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or reasonably incurred expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Warrant Agreement, including without limitation, the reasonable costs and expenses of defending against any claim of liability in the premises, including reasonable attorney fees and expenses. The provisions of this Section 17 shall survive termination of this Warrant Agreement or the discharge of the Warrant Agent under the terms hereof.

                  (b) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Warrant Agreement in reliance upon any Warrant Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document, reasonably believed by it to be genuine and to be signed and executed by the proper person or persons.

         SECTION 18.       MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT
                           AGENT.

                  Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Warrant Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 20. In case at the time such successor Warrant Agent shall succeed to the agency created by this Warrant Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

                  In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Warrant Agreement.

         SECTION 19.       DUTIES OF WARRANT AGENT.

                  The Warrant Agent undertakes the duties and obligations expressly imposed by this Warrant Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Warrant Agreement against the Warrant Agent, all of which Total and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                  (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for Total), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion. If practicable, the Warrant Agent agrees, to use all reasonable efforts to consult with any Authorized Officer of Total as to any action to be taken or omitted under this Section 19(a).

                  (b) Whenever in the performance of its duties under this Warrant Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by Total prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any Authorized Officer of Total and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Warrant Agreement in reliance upon such certificate.

                  (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                  (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Warrant Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Total only.

                  (e) The Warrant Agent shall not be under any responsibility or liability in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by Total of any covenant or condition contained in this Warrant Agreement or in any Warrant Certificate; nor shall it be responsible or liable for the adjustment of the Exercise Price or the making of any change in the number of Total ADSs or Total Shares required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Total Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Total ADSs to be issued pursuant to this Warrant Agreement or any Warrant Certificate or as to whether any Total ADSs or Total Shares will, when issued, be duly authorized, validly issued, fully paid and nonassessable; nor shall the Warrant Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

                  (f) Total agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Warrant Agreement.

                  (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any Authorized Officer of Total, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Warrant Agent for written instructions from Total may, at the option of the Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Warrant Agent under this Agreement and the date on/or after which such action shall be taken or such omission shall be effective. The Warrant Agent shall not be liable for any action taken by, or omission of, the Warrant Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Authorized Officer of Total actually receives such application, unless any such Authorized Officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Warrant Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Total Warrants or other securities of Total or become pecuniarily interested in any transaction in which Total may be interested, or contract with or lend money to Total or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for Total or for any other legal entity.

                  (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to Total resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Warrant Agreement shall require the Warrant Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) Total agrees to give the Warrant Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Warrant Certificates.

         SECTION 20.       CHANGE OF WARRANT AGENT.

                  The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement upon 60 days' notice in writing mailed to Total by registered or certified mail, and the successor warrant agent will give notice in writing to the holders of the Warrant Certificates by first-class mail. Total may remove the Warrant Agent or any successor Warrant Agent upon 60 days' notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, Total shall appoint a successor to the Warrant Agent. If Total shall fail to make such appointment within a period of 60 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by Total) then, at the expense of Total, the Warrant Agent or registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by Total or by a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, Total shall file notice thereof in writing with the predecessor warrant agent, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

         SECTION 21.       ISSUANCE OF NEW WARRANT CERTIFICATES.

                  Notwithstanding any of the provisions of this Warrant Agreement or of the Total Warrants to the contrary, Total may, at its option, issue new Warrant Certificates evidencing Total Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per Total ADS and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Warrant Agreement.

         SECTION 22.       PURCHASE OF TOTAL WARRANTS BY TOTAL.

                  Nothing in this Warrant Agreement shall prevent Total from acquiring Total Warrants.

         SECTION 23.       NOTICE OF PROPOSED ACTIONS.

                  In case Total shall propose (a) to declare a dividend on the Total Shares payable in shares of capital stock of any class or to make any other distribution to all holders of Total Shares (including any distribution made in connection with a consolidation, merger or combination in which Total is the continuing corporation), or (b) to offer rights, options or warrants to all holders of Total Shares entitling them to subscribe for or purchase Total Shares (or securities convertible into or exercisable or exchangeable for Total Shares or any other securities), or (c) to offer any shares of capital stock in a reclassification of Total Shares (including any such reclassification in connection with a consolidation, merger or combination in which Total is the continuing corporation), or (d) to effect any consolidation, merger or combination into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or net income of Total and its subsidiaries (taken as a whole) to, any other Person, (e) to effect the liquidation, dissolution or winding up of Total or (f) to take any other action referred to in Section 10, then, in each such case, Total shall give, or cause to be given, to each registered holder of a Total Warrant and the Warrant Agent, in accordance with Section 24, a notice of such proposed action, which shall specify the date of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, winding up or other action referred to in Section 10 is to take place and the date of participation therein by the holders of Total Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Total Shares, whichever shall be the earlier. The failure to give notice required by this Section 23 or any defect therein shall not affect the legality or validity of the action taken by Total or the vote upon any such action. Unless specifically required by Section 10, the Exercise Price, the number of Total ADSs covered by each Total Warrant and the number of Total Warrants outstanding shall not be subject to adjustment as a result of Total being required to give notice pursuant to this Section 23.

         SECTION 24.       NOTICES.

                  Notices or demands authorized by this Warrant Agreement to be given or made (i) by the Warrant Agent or by the holder of any Warrant Certificate to or on Total, (ii) subject to the provisions of Section 20, by Total or by the holder of any Warrant Certificate to or on the Warrant Agent or
(iii) by Total or the Warrant Agent to the holder of any Warrant Certificate, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the first Trading Day following the deposit thereof with Federal Express, DHL or another recognized overnight courier, if sent by Federal Express, DHL or another recognized overnight courier, and (z) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      If to Total, to:
                                    Total
                                    Tour Total
                                    24, cours Michelet
                                    La Defense 10
                                    92800 Puteaux, France
                                    Phone: (011-33-1) 42-91-40-00
                                    Facsimile: (011-33-1) 41 35 35 51
                                    Attention: Treasurer/Corporate Finance Dept.

                  (b)      If to the Warrant Agent, to:
                                    The Bank of New York
                                    101 Barclay Street
                                    New York, New York 10286
                                    Facsimile: (212) 571-3050
                                    Attention: ADR Client Services

                  (c) If to the holder of any Warrant Certificate, to the address of such holder as shown on the register of Total Warrants.

         SECTION 25.       SUPPLEMENTS AND AMENDMENTS.

                  (a) Total and the Warrant Agent may from time to time supplement or amend this Warrant Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which Total and the Warrant Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of Warrant Certificates.

                  (b) In addition to the foregoing, with the consent of holders other than Total or any affiliate thereof of not less than a majority in number of the then outstanding Total Warrants (other than those held by Total or any affiliate thereof), Total and the Warrant Agent may modify this Warrant Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the holders of the Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the Total Warrants are exercisable or reducing the percentage required for consent to modification of this Warrant Agreement or otherwise modifying, or adding a provision inconsistent with, this Section 25(b) may be made without the consent of the holder of each outstanding Total Warrant affected thereby.

                  (c) Upon the delivery of a certificate from an Authorized Officer of Total which states that the proposed supplement or amendment is in compliance with the terms of this Section, the Warrant Agent shall execute such supplement or amendment. Notwithstanding any other provision hereof, the Warrant Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 25 which alters the Warrant Agent's rights or duties.

         SECTION 26.       REPORTS.

                  Total will furnish the Warrant Agent with its annual reports containing audited consolidated financial statements and six-month interim reports which will include unaudited condensed consolidated financial information prepared in conformity with French GAAP. Total will also furnish the Warrant Agent with summaries of notices of general shareholders' meeting and other reports and communications that are generally available to shareholders of Total. The Warrant Agent will arrange for the mailing of such summaries of these reports and communications to all record holders of the Total Warrants, at Total's expense.

         SECTION 27.       SUCCESSORS.

                  All covenants and provisions of this Warrant Agreement by or for the benefit of Total or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 28.       BENEFITS OF THIS WARRANT AGREEMENT.

                  Nothing in this Warrant Agreement shall be construed to give any Person other than Total, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Warrant Agreement; but this Warrant Agreement shall be for the sole and exclusive benefit of Total, the Warrant Agent and the registered holders of the Warrant Certificates.

         SECTION 29.       GOVERNING LAW.

                  This Warrant Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

         SECTION 30.       COUNTERPARTS.

                  This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 31.       CAPTIONS.

                  The caption of the sections of this Warrant Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed, all as of the day and year first above written.

                                        TOTAL

                                        By:  /s/ ROBERT CASTAIGNE
                                             __________________________________
                                        Name: Robert Castaigne
                                        Title:  Chief Financial Officer

                                        THE BANK OF NEW YORK
                                        as Warrant Agent

                                        By:  /s/ NANCY A. FITZSIMMONS
                                             __________________________________
                                        Name:  Nancy A. Fitzsimmons
                                        Title:    Vice President

                                                                Exhibit 1 to the
                                                               Warrant Agreement

                           Form of Warrant Certificate
                               Certificate No._____
                             _____________ Warrants

                      NOT EXERCISABLE AFTER AUGUST 5, 2003

                               Warrant Certificate

                                      TOTAL

    This certifies that ___________________, or registered assigns, is the registered owner of the number of Total Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Warrant Agreement dated as of June 4, 1999 (the "Warrant Agreement") between Total, societe anonyme organized under the laws of France ("Total"), and The Bank of New York, a New York banking corporation (the "Warrant Agent"), to purchase or receive from Total at any time after [ ] __, 1999 and prior to 5:00 P.M. (New York City time) on August 5, 2003, at the designated office of the Warrant Agent located at 101 Barclay Street, New York, New York 10286, or its successors as Warrant Agent, in New York City, one American depositary share of Total (each, a "Total ADS"), each Total ADS representing one-half (1/2) of one share, nominal value of each FF50 of Total (a "Total Share"), to be purchased at an initial exercise price of US $46.94 per Total ADS (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed, and in the case of a transfer, a signature guarantee, and such other and further documentation as the Warrant Agent may reasonably request, accompanied by payment of the Exercise Price for the Total ADSs to be purchased and any applicable taxes or charges. The Exercise Price may be paid by certified bank check or money order payable to the order of the Warrant Agent for Total's account, in lawful money of the United States of America. The number of Total ADSs which may be purchased upon exercise of the Total Warrants evidenced by this Warrant Certificate and the Exercise Price set forth above are the number and Exercise Price as of the date of the Warrant Agreement, based on the Total ADSs as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number and type of securities which may be purchased upon the exercise of the Total Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the occurrence of certain events. Based on the initial Exercise Price of US $46.94 per Total ADS, a holder of two Total Warrants may purchase two Total ADSs for an aggregate purchase price of US $93.88.

    This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, Total, and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

    This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the designated office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Total Warrants entitling the holder to purchase a like aggregate number of Total ADSs, in each case as the Total Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of Total Warrants not exercised. Total Warrants are only exercisable in units of two or any integral multiple thereof.

    If applicable, Total shall make a cash payment in lieu of issuing fractional Total Warrants or fractional Total ADSs, as provided in the Warrant Agreement.

    No holder of this Warrant Certificate shall be entitled to vote, participate in any shareholder meeting, receive dividends or distributions on, or be deemed for any purpose the holder of, Total ADSs or Total Shares or of any other securities of Total which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of Total or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights, or otherwise, until the Total Warrant or Total Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

    This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Warrant Agent.

    WITNESS the facsimile signature of the proper officers of Total. Dated as of June__, 1999.


                                            TOTAL

                                            By:
                                               ________________________________
                                                 Name:
                                                 Title:
Countersigned:                              By:
                                               ________________________________
                                                 Name:
                                                 Title:

_____________________________

By:                                         Date:
   __________________________                    ______________________________
     Authorized Signature

                          FORM OF ELECTION TO PURCHASE

     (To be executed if holder desires to exercise the Warrant Certificate.)

To ____________________________________________________, as Warrant Agent:


     The undersigned hereby irrevocably elects to exercise ______________ Total Warrants represented by this Warrant Certificate to purchase the Total ADSs issuable upon the exercise of such Total Warrants and requests that Certificates for such Total ADSs be issued in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

If such number of Total Warrants shall not be all the Total Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Total Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________

     The undersigned hereby elects to receive VVPR-Strips, which accompany the Shares underlying the Total ADSs and requests that the Warrant Agent deliver such VVPR-Strips to the following address, which is capable of receiving physical property.

_______________________________________________________________________________
                         (Please print name and address)

_______________________________________________________________________________


Dated:
      _______________________

_____________________________
Signature

(Signature must conform in all
respects to name of holder as
specified on the face of this Warrant
Certificate)

Signature Guaranteed:

                                                  Annex A to Warrant Certificate

                                 ASSIGNMENT FORM

             (To be executed by the registered holder if such holder
                  desires to transfer the Warrant Certificates)

     FOR VALUE RECEIVED, ____________________________________ hereby sells, assigns and transfers unto

Name:
     __________________________________________________________________________
                    (please typewrite or print in block letters)

Address:
        _______________________________________________________________________

this Warrant Certificate, together with all right, title and interest therein,
and does hereby irrevocably constitute and appoint                Attorney, to
transfer within the Warrant Certificate the same on the books of Total, with \ full power of substitution in the premises.

Date:____________________,

                                        Signature


                                        _______________________________________

Signature Guaranteed:

                                        Notice

     The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

     [Signatures must be guaranteed by a member firm of the New York Stock Exchange, Inc., or a commercial bank or trust company having an office or correspondent in New York City.]